UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2008 (January 24, 2008)

COMMUNICATE.COM INC.
(Exact name of Registrant as specified in charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
375 Water Street
Suite 645
Vancouver, British Columbia V6B 5C6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 697-0136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 4.01Changes in Registrant’s Certifying Accountant.

     Effective January 24, 2008, Dale Matheson Carr-Hilton LaBonte LLP (“Dale Matheson”) was dismissed as Communicate.com Inc.’s (the “Company”) certifying independent public accountant engaged to audit the Company’s consolidated financial statements. Dale Matheson audited the Company’s financial statements for the two most recent fiscal years ended December 31, 2006 and 2005, and it reviewed the Company’s unaudited financial statements for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007. The report of Dale Matheson on the consolidated financial statements of the Company for either of the past two fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in the Company’s Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (“SEC”) on April 2, 2007, which provides that subsequent to the issuance of the Company’s 2005 consolidated financial statements and Dale Matheson initial report dated March 24, 2006, management discovered facts that existed at the date of the report, related to certain equity transactions, which resulted in a restatement of certain information in the 2005 consolidated financial statements.

     During the Company’s two most recent fiscal years and the subsequent interim period through the date of dismissal of Dale Matheson, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Dale Matheson would have caused Dale Matheson to make reference to the subject matter of the disagreement in connection with their report, nor were there any “reportable events” as described in Item 304 (a) (1) (iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended.

     Dale Matheson furnished the Company with a letter addressed to the SEC (the “SEC letter”) stating that it agrees with the statements made above by the Company. A copy of the SEC letter has been filed as Exhibit 16.1 to this current report on Form 8-K.

     Effective January 24, 2008, Ernst & Young LLP (“EY”) has been engaged to serve as the Company’s new independent certifying public accountant to audit the Company’s financial statements beginning with the fiscal year ended December 31, 2007.

     Prior to engaging EY, the Company had not consulted EY regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with EY regarding any disagreements with its prior auditors on any matter, scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     The dismissal of Dale Matheson as the Company’s certifying independent public accountant and the engagement of EY as its new certifying independent public accountant were both approved by the Company’s Board of Directors on January 24, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

16.1 Letter from Dale Matheson dated January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: January 28, 2008